SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

December 23, 2002
Date of Report (date of earliest event reported)

Deltic Timber Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

(870) 881-9400
Registrant’s telephone number, including area code

(Not Applicable)
(Former name or former address, if changed since last report)

Item 1.    Not Applicable

Item 2.    Not Applicable

Item 3.    Not Applicable

Item 4.    Not Applicable

Item. 5.    On December 20, 2002, Deltic Timber Corporation completed placement of $30 million 6.01 Senior Notes due December 20, 2012. Semiannual repayments of the notes will begin December 20, 2008. Interest is payable June 20, 2003, and semiannually thereafter.

See the attached press release dated December 23, 2002 included as a part of this report as Exhibit No. 1.

Item 6.    Not Applicable

Item 7.    Not Applicable

Item 8.    Not Applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By:	/s/ W. Bayless Rowe
W. Bayless Rowe, Secretary
Date:    December 23, 2002

[Logo of Deltic Timber Corporation]

NEWS RELEASE	210 EAST ELM STREET
EL DORADO, AR 71730
NYSE: DEL

FOR RELEASE:	IMMEDIATELY	CONTACT:	Kenneth D. Mann	Clefton D. Vaughan
	DECEMBER 23, 2002		Investor Relations	Public Relations
			(870) 881-6432	(870) 881-6407

Deltic Timber Corporation (NYSE-DEL) announced today that it has successfully completed placement of $30 million 6.01 percent Senior Notes due December 20, 2012. Semiannual repayments of the notes will begin December 20, 2008. Interest is payable June 20, 2003, and semiannually thereafter. The Company intends to use the proceeds for general corporate purposes, including redemption of its Cumulative Mandatory Redeemable Preferred Stock, 7.54 percent Series on December 31, 2002.

Clefton D. Vaughan, the Company’s Vice President, Finance and Administration, said, “This borrowing achieves an appropriate spread of the maturities of the Company’s debt, and the redemption of the Company’s 7.54% Preferred Stock will produce an after tax savings to the Company of in excess of $1.2 million per year.” SunTrust Capital Markets, Inc. was the sole lead manager.